Exhibit 10.3

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 15th day of May, 2006, by and among COBALIS CORP. (the "Company"), and CHASLAV RADOVICH, an individual (the "Executive") (hereinafter collectively referred to as "the parties").

PREAMBLE

WHEREAS, the Executive is being employed by the Company as its President and Chief Executive Officer and is experienced in all phases of the business of the Company and the Company desires to retain the services of the Executive pursuant to the terms and conditions hereinafter set forth.

WHEREAS, the Company’s Board of Directors (“the Board”) has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of its key management personnel and to ensure their continued dedication and efforts without undue concern for their personal financial and employment security; and

WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat of a change in control of the Company, the Company desires by this writing to set forth the continued employment relationship of the Executive with the Company.

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1.
TERM. The initial term of this Agreement shall be for the period commencing on May 15, 2006 (the "Start Date"), and ending on the third anniversary of the Start Date (the "Initial Term"), provided, however, that the term of this Agreement shall be automatically extended for successive one (1) year periods thereafter (each, a "Renewal Period") unless either the Company or the Executive shall have given written notice to the other party at least ninety (90) days prior to the end of the Term of Agreement (as hereinafter defined), that the Term of Agreement shall not be so extended. The Initial Term together with each Renewal Period, if any, are collectively referred to herein as the "Term of Agreement". The Executive's employment hereunder shall be coterminous with the Term of Agreement, unless sooner terminated as provided in Section 5 hereof.

2.	EMPLOYMENT. During the term of the Executive's employment under this Agreement:

(a)
Subject to the terms and conditions of this Agreement, Executive shall be employed as President of the Company, or such other senior executive capacity as may be mutually agreed to in writing by the parties. As President, the Executive shall have active and general supervision and management over the business and affairs of the Company and shall have full power and authority to act for all purposes for and in the name of the Company in all matters except where action of the Board is required by law, the By-laws of the Company, or resolutions of the Board. The Executive agrees to discharge all of the duties normally associated with such positions, to faithfully and to the best of his abilities perform such other services consistent with his position as a senior executive as may from time to time be assigned to him by the Board or Company's Chairman of the Board of Directors (the "Chairman"), and to devote all of his business time, skill and attention to such services. The Executive agrees that he shall not engage in any other business activities of any kind which would give rise to a conflict of interest for the Executive with respect to his duties and obligations to the Company.

(b)	The Executive shall report directly to the Board.

(c)
The Executive shall participate in all meetings of the Board (other than executive sessions and those meetings or portions of meetings specifically identified in advance, at which Executive's performance will be discussed), unless, in its reasonable discretion, the Board determines that a conflict exists which requires it to exclude Executive from a meeting.

3.	COMPENSATION. During the term of the Executive's employment under this Agreement:

(a)
Base Salary. The Company agrees to pay or cause to be paid to the Executive during the Term of Agreement a base salary at the rate of $250,000 (Two Hundred Fifty Thousand) per annum or such increased amount as the Board may from time to time determine (hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its executives. Such Base Salary shall be reviewed at least annually by the Chairman or the Board and may be further increased (but not decreased) in such amounts as the Chairman or the Board in its discretion may decide.

(b)
Back Wages. The Executive shall receive 100,000 (One-Hundred Thousand) restricted shares of the common stock, par value $.01 per share, of the Company (the “Common Stock”) in lieu of the total amount of $86,939.10 owned to the Executive up to the Start Date for accrued (11/01/05 to 05/15/06) and unpaid base salary ($67,708.33) and accrued (01/2003-12/2004) and unpaid eight weeks of vacation pay ($19,230.77).

(c)	Stock Options.

(i)
Initial Grant. On or prior to the Start Date, the Company hereby grants to the Executive an option (the "Initial Stock Option") to purchase 1,500,000 (One Million Five Hundred Thousand) shares of the Common Stock at the purchase/exercise price of $1.40 per share, with a term of not less than five (5) years from the Start Date. This Initial Stock Option shall vest and be exercisable as follows: 1/3 of the shares vest and become exercisable as of the Start Date; 1/3 of the shares shall vest and become exercisable one year after the Start Date; and 1/3 of the shares shall vest and become exercisable two years after the Start Date. Notwithstanding the foregoing, the Initial Stock Option shall vest and be fully exercisable upon a Change in Control and shall vest as otherwise provided herein upon termination of the Executive's employment.

(ii)	Future Grants. The Executive shall be entitled to participate in future stock option grants (the "Future Stock Options") as determined by the Board or any dully authorized Committee of the Board.

(iii)
Option Agreement. The Initial Stock Option and any Future Stock Options shall be evidenced by agreements in customary form for grants of stock options to executive officers of the Company under the terms of the Company’s Stock Option and Award Plan (the “Plan”) and consistent with the terms and conditions of this Agreement.

(d)
Performance Bonus. During the Term of this Agreement, the Executive shall be eligible to receive a performance bonus based on the Executive’s performance and the Company reaching a certain performance and business related milestones (i.e., successful completion of second III Phase clinical trial, NDA filing, new product acquisition, licensing partnership, and future capital) in the amount and form to be determined at the time within the sole discretion by the Board.

4.	OTHER BENEFITS. During the term of the Executive's employment under this Agreement:

(a)
Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally including, without limitation, all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life, vision or travel accident insurance benefit plans. The Executive's participation in such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally.

(b)
Executive Benefits. The Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to executives of the Company including, but not limited to, any supplemental retirement, salary continuation, stock option, deferred compensation, supplemental medical, dental, vision or life insurance, or other bonus or incentive compensation plans. Unless otherwise provided herein, the Executive's participation in such plans shall be on the same basis and terms, as other senior executives of the Company, and shall be reasonably equivalent to the benefit levels and reward opportunities applicable to the Executive as in effect on the date hereof. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive's entitlements hereunder.

(c)
Fringe Benefits and Perquisites. The Executive shall be entitled to all fringe benefits and perquisites (e.g. professional membership dues, additional reimbursement for uncovered medical expenses, executive life insurance, cell phone bills, tax advisory services, corporate housing and corporate car) generally made available by the Company to its senior executives.

(d)
Eligibility Waiver of Waiting Times. Subject to the terms of this Agreement, the Executive (and to the extent applicable under the terms and benefits of such plans which apply to the Dependents shall have the right to participate in all employee plans and benefits currently existing or hereafter granted by the Company to its employees and all waiting periods under such plans and benefits arrangements will be waived to the full extent possible unless such waiver would require the Company to waive waiting periods for other employees. In the event that the provisions of any such employee plans or benefit arrangements do not permit immediate waiver of waiting periods, comparable benefits will be provided to the Executive and the Dependents outside such plans and arrangements.

(e)
Business Expenses. Upon submission of proper invoices in accordance with the Company's normal procedures, the Executive shall be entitled to receive prompt reimbursement of all reasonable out-of-pocket business, entertainment and travel expenses incurred by him in connection with the performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interest of the Company.

(f)
Office and Facilities. The Executive shall be provided with an appropriate office in Irvine, California, with such secretarial and other support facilities as are commensurate with the Executive's status with the Company and adequate for the performance of his duties hereunder.

(g)	Vacation and Sick Leave. The Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, pursuant to the following:

(i)
The Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board for similarly situated executives of the Company, which shall in no event be less than four (4) weeks per year;

(ii)
In addition to the aforesaid paid vacations, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment for such additional periods of time and for such valid and legitimate reasons as the Chairman or the Board in its discretion may determine. Further, the Chairman or the Board shall be entitled to grant to the Executive a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Chairman or the Board in its discretion may determine; and

(iii)
The Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company's policies as in effect from time to time, which shall in no event be less than six (6) days per year.

5.	TERMINATION. The Executive's employment hereunder may be terminated under the following circumstances:

(a)	Death. The Executive's employment shall be terminated as of the date of the Executive's death and the Executive's Dependents shall be entitled to the benefits provided in Section 7(b) hereof.

(b)
Disability. The Company may terminate the Executive's employment after having established the Executive's Disability, subject to the payment by the Company to the Executive of the benefits provided in Section 7(b) hereof. For purposes of this Agreement, "Disability" shall mean the Executive's inability to substantially perform his duties and responsibilities hereunder by reason of any physical or mental incapacity for two or more periods of ninety (90) consecutive days each in any three hundred and sixty (360) day period, as determined by a physician with no history of prior dealings with the Company or the Executive, as reasonably agreed upon by the Company and the Executive.

(c)
Cause. The Company may terminate the Executive's employment for "Cause", effective as of the date of the Notice of Termination (as defined in Section 6 below) and as evidenced by a resolution adopted in good faith by two-thirds (2/3) of the entire Board, subject to the payment by the Company to the Executive of the benefits provided in Section 7(a) hereof. A termination for Cause is a termination made because the Executive has (A) committed an act of fraud or embezzlement against the Company or any affiliate thereof, or (B) a knowing and willful unauthorized disclosure of Confidential Information (as defined in Section 10 below) of the Company, which disclosure results in material damage to the Company, or (C) a breach of one or more of the following duties to the Company which continues after written notice thereof specifying the particular events or conditions which constitute the alleged breach and the specific cure requested by the Company and a reasonable opportunity to cure: (1) the duty not to take actions which would reasonably be viewed by the Company as placing the Executive's interest in a position adverse to the interests of the Company, or (2) the duty not to engage in self-dealing with respect to the Company's assets, properties or business opportunities; or (D) been convicted (or entered a plea of nolo contendere) for the commission of (1) a felony or (2) a crime involving fraud, dishonesty or moral turpitude; or (E) engaged in intentional misconduct as an employee of the Company, which misconduct or violation results in material damage to the Company or its reputation and continues after written notice thereof specifying the particular events or conditions which constitute the alleged misconduct or violation and the specific cure requested by the Company and a reasonable opportunity to cure (if such misconduct is susceptible to cure by the Executive), including, but not limited to (1) intentional violations by the Executive of written policies of the Company, or specific directions of the Board, which policies or directives are not illegal (or do not involve illegal conduct) and do not require the Executive to violate reasonable business ethical standards, or (2) intentional violations of the Company's code of corporate conduct; or (F) failed, after written notice from the Company to render services to the Company in accordance with this Agreement or the Executive's position and responsibilities with the Company in a manner that amounts to gross neglect in the performance of his duties to the Company.

The Company may suspend the Executive, without pay, upon the Executive's indictment for the commission of (1) a felony or (2) a crime involving fraud, dishonesty or moral turpitude. Such suspension may remain effective until such time as the indictment is either dismissed or a verdict of not guilty has been entered, at which time the Executive shall be reinstated with the Company. Upon such reinstatement, the Executive shall be entitled to payment by the Company of all Base Salary to which the Executive would have otherwise been entitled to during the period of such suspension.

(d)
Without Cause. The Company may terminate the Executive's employment without Cause. The Company shall deliver to the Executive a Notice of Termination (as defined in Section 6 below) not less than thirty (30) days prior to the termination of the Executive's employment without Cause and the Company shall have the option of terminating the Executive's duties and responsibilities (but not his employment) prior to the expiration of such thirty-day notice period, subject to the payment by the Company of the benefits provided in either Section 7(c) or 7(e) hereof, as may be applicable.

(e)
Good Reason. The Executive may terminate his employment for "Good Reason" (as defined below) by delivering to the Company a Notice of Termination (as defined in Section 6 below) not less than thirty (30) days prior to the termination of the Executive's employment for Good Reason. The Company shall have the option of terminating the Executive's duties and responsibilities (but not his employment) prior to the expiration of such thirty-day notice period, subject to the payment by the Company of the benefits provided in either Section 7(c) or 7(e) hereof, as may be applicable. For purposes of this Agreement, Good Reason shall mean the occurrence of any of the events or conditions described in Subsections (i) through (viii) hereof which are not cured by the Company (if susceptible to cure by the Company) within fifteen (15) days after the Company has received written notice from the Executive specifying the particular events or conditions which constitute Good Reason and the specific cure requested by the Executive.

(i)
Diminution of Responsibility. (A) A change in the Executive’s status, title, position or responsibilities (including reporting responsibilities) which in the Executive’s reasonable judgment constitutes a material diminution in the Executive's status, title, position or responsibilities (including reporting responsibilities) as in effect immediately prior thereto; or (B) the assignment to the Executive of any duties or responsibilities (including reporting responsibilities) which are in the Executive’s reasonable judgment materially inconsistent with such status, title, position or responsibilities (including reporting responsibilities); or (C) any removal of the Executive from or failure to reappoint the Executive to the position of President, except in connection with the termination of the Executive's employment as provided for elsewhere in this Agreement;

(ii)
Salary Reduction. (A) A reduction in the Executive's Base Salary as defined in Section 3(a); or (B) a failure by the Company to increase the Executive’s Base Salary within any twelve (12) month period by the average percentage increase during such period of the base salaries of the three most senior executives of the Company other than the Executive;

(iii)	Relocation. The Company's requiring the Executive to be based at any place other than the Company's current headquarters or within a 30-mile radius thereof;

(iv)
Discontinuation of Material Compensation or Benefit Plan. The failure by the Company to continue in effect any material compensation or benefit plan in which the Executive was participating, including, but not limited to, the Company's deferred compensation plan and 401(k) plan without providing the Executive with compensation and benefits substantially equal (in terms of benefit levels and/or reward opportunities) to those provided for under such plan;

(v)
Bankruptcy. The initiation by or against the Company of proceedings under the United States Bankruptcy Code or under state insolvency laws, which proceedings are not vacated within 60 days of notice thereof to the Company;

(vi)
Breach by Company. Material breach by the Company of the terms and conditions of this Agreement or any other agreement between the Executive and the Company after formal notice by the Executive and a reasonable opportunity to cure;

(vii)	Purported Termination. Any purported termination of the Executive’s employment for Cause by the Company which does not comply with the terms of Section 5 of this Agreement; and

(viii)
Failure to Successfully Assign. Failure of the Company to obtain an agreement from any successor or assign of the Company to assume and agree to perform the Company's obligations under this or any other agreement between the Executive and the Company.

(f)
Good Reason Arising Prior To Change in Control. Any event or condition described in Sections 5(e)(i) through (viii) which occurs prior to a Change in Control, but which (A) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control, or (B) otherwise arose in connection with a Change in Control, will constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to a Change in Control.

(g)
Without Good Reason. The Executive may voluntarily terminate his employment without Good Reason by delivering to the Company a Notice of Termination not less than thirty (30) days prior to the termination of the Executive's employment and the Company shall have the option of terminating the Executive's duties and responsibilities (but not his employment) prior to the expiration of such thirty-day notice period, subject to the payment by the Company to the Executive of the benefits provided in Section 7(a) hereof through the last day of such notice period.

(h)
Non-Renewal of Term of Agreement. Either party may elect not to extend the Term of Agreement pursuant to Section 1 hereof, subject to the payment by the Company to the Executive of the benefits provided in Section 7(d) hereof.

6.
NOTICE OF TERMINATION. Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which (1) indicates a termination of the Executive’s employment date, (2) the specific termination provision in this Agreement relied upon, and (3) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination of the Executive's employment hereunder shall be effective without such Notice of Termination.

7.	COMPENSATION UPON TERMINATION. Upon termination of the Executive's employment during the Term of Agreement, the Executive shall be entitled to the following benefits:

(a)
Termination by the Company for Cause or by the Executive Without Good Reason. If the Executive's employment is terminated by the Company for Cause or by the Executive Without Good Reason, the Company shall pay the Executive all amounts earned hereunder through the date of termination of the Executive's employment, including:

(i)	any accrued and unpaid Base Salary;

(ii)
reimbursement for any and all monies advanced to the Executive or expenses incurred in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the period ending on the date of termination of the Executive’s employment;

(iii)	any accrued and unpaid vacation pay;

(iv)
any previous compensation which the Executive has previously deferred (including any interest earned or credited thereon), subject to the terms and conditions of the applicable deferred compensation plans then in effect; and

(v)
any stock options and stock appreciation rights (including Initial Stock Option and Future Stock Options) granted to the Executive and vested through the date of termination of the Executive’s employment pursuant to the vesting schedule in Section 3(c)(i) shall become immediately exercisable for a remaining life of the Stock Option, or a period which shall be no less than twenty-four (24) months following the date of termination of the Executive’s employment, whichever is greater.

(vi)	The foregoing items in Section 7(a)(i) through 7(a)(v) being collectively referred to as the "Accrued Compensation".

(b)
Termination Upon Death or Disability. If the Executive's employment is terminated by the Company upon the Executive's Disability or by reason of the Executive's death, the Executive (or his beneficiaries, as applicable) shall be entitled to the following:

(i)	any Accrued Compensation (Section 7(a)(i) through 7(a)(v)) through the date of termination of the Executive’s employment;

(ii)
all restrictions on any outstanding awards granted by the Company (including restricted stock awards) granted to the Executive shall lapse and such awards shall become fully (100%) and immediately vested, and all stock options and stock appreciation rights granted to the Executive (including Initial Stock Option and Future Stock Options) shall become fully (100%) and immediately exercisable for a remaining life of the Stock Option, or a period which shall be no less than twenty-four (24) months following the Termination date, whichever is greater;

(iii)
for a number of months equal to twenty-four (24), the Company shall at its expense continue on behalf of the Executive and/or Executive’s dependents and beneficiaries (the “Dependents”) the life insurance, disability, medical, dental, vision and hospitalization benefits which were being provided to the Executive and/or Dependents at the time Notice of Termination is given. In the event that the provisions of any such employee benefit arrangements do not permit continuing coverage, then the Company shall provide the Dependents with substantially equivalent coverage through other sources. The benefits provided in this Section 7(b)(iii) shall be no less favorable to the Dependents, in terms of amounts and deductibles and costs to them, than the coverage provided the Dependents under the plans providing such benefits at the time Notice of Termination is given. This Subsection (iii) shall not be interpreted so as to limit any benefits to which the Dependents may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits; and

(iv)
the Executive's entitlement to any other compensation or benefits hereunder shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect.

(c)
Termination by the Company Without Cause or by the Executive for Good Reason. If the Executive's employment by the Company shall be terminated by the Company without Cause, or if the Executive terminates his employment for Good Reason, the Executive shall be entitled to the following:

(i)	any Accrued Compensation (Section 7(a)(i) through 7(a)(v)) through the date of termination of the Executive’s employment;

(ii)
If the Executive voluntarily elects and agrees not to engage in Prohibited Activities (as hereinafter defined) for a period of one (1) year after the date of termination of the Executive’s employment, the Company shall pay the Executive as additional compensation for the periods subsequent to the termination date, an amount in cash equal to one (1) time the sum of the Executive's annual Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is delivered. The additional compensation provided in the previous sentence shall be payable in substantially equal monthly installments for a period of twelve months. If the Executive does not so voluntarily elect and agree or otherwise engages in such Prohibited Activities, then the Executive's eligibility to receive the post-employment benefits provided for in this Section 7(c)(ii) shall immediately thereafter terminate. The Executive's entitlement to any other compensation or benefits hereunder shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect. For the purposes of this Agreement, the term "Prohibited Activities" means directly or indirectly engaging as an owner, employee, consultant or agent of any entity that manufactures, markets and distributes, or plans to (directly or indirectly through related entities, joint ventures, strategic alliances or other affiliated entities), prescription or non-prescription pharmaceuticals or medical devices for treatments in the fields of allergy (each a "Competitive Business"). Notwithstanding the foregoing, it shall not be considered a "Prohibited Activity" for the Executive (i) to own or purchase any corporate securities of any entity that is regularly traded on a recognized stock exchange or over-the-counter market so long as the Executive does not own, in the aggregate, 5% or more of the voting equity securities of any such entity or (ii) to perform consulting services for an entity engaged in a Competitive Business to the extent the Executive has given the Company at least 30 days advance notice of the Executive's desire to perform such consulting services and both the Chairman (or the board of directors of a successor entity to the Company, as the case may be), in their sole and absolute discretion, have consented in writing to the performance of such consulting services by the Executive;

(iii)
all restrictions on any outstanding awards granted by the Company (including restricted stock awards) granted to the Executive shall lapse and such awards shall become fully (100%) and immediately vested, and all stock options and stock appreciation rights granted to the Executive (including Initial Stock Option and Future Stock Options) shall become fully (100%) and immediately exercisable for a remaining life of the Stock Option, or a period which shall be no less than twenty-four (24) months following the Termination date, whichever is greater; and

(iv)
for a number of months equal to twenty-four (24), the Company shall at its expense continue on behalf of the Executive and the Dependents the life insurance, disability, medical, dental, vision and hospitalization benefits which were being provided to the Executive at the time Notice of Termination is given. In the event that the provisions of any such employee benefit arrangements do not permit continuing coverage, then the Company shall provide the Executive with substantially equivalent coverage through other sources. The benefits provided in this Section 7(c)(iv) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given. This Subsection (iv) shall not be interpreted so as to limit any benefits to which the Executive or the Dependents may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits.

(d)	Termination Due to Non -- Renewal of Term of Agreement.

(i)
If the Company notifies the Executive under Section 1 hereof that it shall not extend the Term of Agreement for any Renewal Period, the Executive shall be entitled to the benefits provided in Section 7(c) above.

(ii)
If the Executive notifies the Company under Section 1 hereof that he shall not extend the Term of Agreement for any Renewal Period, the Executive shall be entitled to the benefits provided in Section 7(a) above.

(e)
Termination by the Company Without Cause or by the Executive for Good Reason Following a Change in Control. If the Executive's employment by the Company shall be terminated by the Company without Cause or by the Executive for Good Reason within twelve (12) months following a Change in Control (as defined in Section 8 below), the Executive shall be entitled to the following:

(i)	any Accrued Compensation (items in Section 7(a)(i) through 7(a)(v)) through the date of termination of the Executive’s employment;

(ii)
if the Executive voluntarily elects and agrees not to engage in Prohibited Activities (as hereinafter defined) for a period of one (1) year after the date of termination of the Executive’s employment, the Company shall pay the Executive as additional compensation for the periods subsequent to the termination date, an amount in cash equal to two (2) times the sum of the Executive's annual Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is delivered. The additional compensation provided in the previous sentence shall be payable in substantially equal monthly installments for a period of twenty-four (24) months. If the Executive does not so voluntarily elect and agree or otherwise engages in such Prohibited Activities, then the Executive's eligibility to receive the post-employment benefits provided for in this Section 7(d)(ii) shall immediately thereafter terminate. The Executive's entitlement to any other compensation or benefits hereunder shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect. For the purposes of this Agreement, the term "Prohibited Activities" means directly or indirectly engaging as an owner, employee, consultant or agent of any entity that manufactures, markets and distributes, or plans to (directly or indirectly through related entities, joint ventures, strategic alliances or other affiliated entities), prescription or non-prescription pharmaceuticals or medical devices for treatments in the fields of allergy (each a "Competitive Business"). Notwithstanding the foregoing, it shall not be considered a "Prohibited Activity" for the Executive (i) to own or purchase any corporate securities of any entity that is regularly traded on a recognized stock exchange or over-the-counter market so long as the Executive does not own, in the aggregate, 5% or more of the voting equity securities of any such entity or (ii) to perform consulting services for an entity engaged in a Competitive Business to the extent the Executive has given the Company at least 30 days advance notice of the Executive's desire to perform such consulting services and both the Company's President (or the board of directors of a successor entity to the Company, as the case may be), in their sole and absolute discretion, have consented in writing to the performance of such consulting services by the Executive;

(iii)
all restrictions on any outstanding awards granted by the Company (including restricted stock awards) granted to the Executive shall lapse and such awards shall become fully (100%) and immediately vested, and all stock options and stock appreciation rights granted to the Executive (including Initial Stock Option and Future Stock Options) shall become fully (100%) and immediately exercisable for a remaining life of the Stock Option, or a period which shall be no less than twenty-four (24) months following the Termination date, whichever is greater; and

(iv)
for a number of months equal to twenty-four (24), the Company shall at its expense continue on behalf of the Executive and the Dependents the life insurance, disability, medical, dental, vision and hospitalization benefits which were being provided to the Executive at the time Notice of Termination is given. In the event that the provisions of any such employee benefit arrangements do not permit continuing coverage, then the Company shall provide the Executive with substantially equivalent coverage through other sources. The benefits provided in this Section 7(c)(iv) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given. This Subsection (iv) shall not be interpreted so as to limit any benefits to which the Executive or the Dependents may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits.

(f)
The Executive shall not be required to mitigate the amount of any payment provided for under this Section 7 by seeking other employment and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

8.	CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

(a)
the acquisition (other than from the Company) by any person (as such term is defined in Section 13(c) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities;

(b)
the individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two thirds (2/3) of the Board, unless the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two thirds (2/3) of the Incumbent Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board;

(c)	approval by stockholders or the Board of:

(i)
a merger or consolidation involving the Company and an independent third party if the stockholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than eighty percent (80%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

(ii)	an agreement for the sale or other disposition of all or substantially all of the assets of the Company to an independent third party; and

(d)	the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section 8(a), solely because thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities is acquired by any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

9.
FEDERAL EXCISE TAX. The Company shall reimburse the Executive for any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") on any portion of the compensation or benefits payable to the Executive in connection with a Change of Control. The Executive and the Company agree to reasonably cooperate to mitigate the amount of any such tax that might become payable. The Company shall pay to the Executive the payments, or portions thereof, provided for in this Section 9 not later than fifteen (15) days prior to the date on which such taxes, or portions thereof, are due as determined by the tax counsel referred to below. Tax counsel selected by the Company and reasonably acceptable to the Executive shall determine whether the payments provided for by this Section 9 shall be required, based on the actual tax rates to which the Executive is subject at the time. The Executive shall, on a confidential basis, provide such counsel with such information as such counsel reasonably requests in connection with such determination. All determinations of tax counsel shall be binding on the Executive and the Company. Tax counsel shall determine that payments shall be due hereunder only if, and to the extent that, it is more likely than not that the payments or benefits are subject to a tax. In making the determinations required by this Section 9, tax counsel may rely on benefit consultants, accountants or other experts. The Company agrees to pay all reasonable fees and expenses of such tax counsel. If, subsequent to the payment to the Executive of payments pursuant to this Section 9, the tax counsel referred to in this Section 9 reasonably determines that the amount of the payments paid pursuant to this Section 9 are greater than, or less than, the amount required to have been paid, the Executive shall reimburse the Company an amount, or the Company shall pay to the Executive an additional amount, respectively, based upon such determination. In the event that tax counsel referred to in this Section 9 reasonably determines that the Executive is required to pay excise tax, interest or penalties to a governmental taxing authority as a result of his non-payment of taxes where such tax counsel had determined that such taxes need not be paid, the Company shall pay to the Executive an additional amount equal to (A) the amount of such interest and/or penalties, (B) the excise tax which was not paid and (C) any excise tax and any other taxes imposed by the Code or under state or local law on the payments provided for in this sentence.

10.	RECORDS AND CONFIDENTIAL DATA: Proprietary Inventions.

(a)
The Executive acknowledges that in connection with the performance of his duties during the Term of Agreement the Company will make available to the Executive, or the Executive will have access to, certain Confidential Information (as defined below) of the Company and its affiliates. The Executive acknowledges and agrees that any and all Confidential Information learned or obtained by Executive during the course of his employment by the Company or otherwise, whether developed by the Executive alone or in conjunction with others or otherwise, shall be and is the property of the Company and its affiliates.

(b)
The Confidential Information will be kept confidential by the Executive, will not be used in any manner which is detrimental to the Company, will not be used other than in connection with the Executive's discharge of his duties hereunder, and will be safeguarded by the Executive from unauthorized disclosure.

(c)
For the purposes of this Agreement, "Confidential Information" shall mean all confidential and proprietary information of the Company and its affiliates that has been created, discovered or developed or has otherwise become known to the Company (including, without limitation, information created, discovered, developed or made known by or to the Executive during the period of or arising out of his employment hereunder), or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged; by way of illustration and not by limitation, Confidential Information includes information derived from reports, investigations, experiments, research, work in progress, drawing, designs, plans, proposals, codes, marketing and sales programs, client lists, shareholder lists, client mailing lists, supplier lists, financial projections, cost summaries, pricing formula, marketing studies relating to prospective business opportunities and all other concepts, ideas, materials, or information prepared or performed for or by the Company or its affiliates. For purposes of this Agreement, the Confidential Information shall not include and the Executive's obligation's shall not extend to (i) information which is or becomes, without violation by the Executive of this Agreement, generally available to the public and (ii) information obtained by the Executive other than pursuant to or in connection with this employment. Notwithstanding the foregoing, if the Executive is required by law or legal process to disclose the Confidential Information, the Executive shall provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with this Section 10. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, the Executive is nonetheless, in the opinion of counsel, legally compelled to disclose the Confidential Information, the Executive may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises is legally required to be disclosed, provided, however, that the Executive exercise reasonable efforts to preserve the confidentiality of the Confidential Information, including without limitation, cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

(d)
The Executive hereby assigns to the Company any rights he may acquire during his employment hereunder in all Confidential Information and agrees that all Inventions (as defined below) will be the sole property of the Company and its assigns, and the Company and its assigns will be the sole owner of all the patents and other rights in connection therewith. The Executive hereby assigns to the Company any rights he may acquire during the period of his employment hereunder in all Inventions and agrees to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents on Inventions in any and all countries. The Executive shall execute all documents for use in applying for and obtaining such patents thereon and enforcing same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. The Executive's obligation to assist the Company in obtaining and enforcing patents for Inventions in any and all countries will continue beyond the termination of employment hereunder, but the Company will compensate the Executive at a reasonable rate after such termination for time actually spent by him at the Company's request on such assistance. The Executive acknowledges that, in accordance with Section 2872 of the California Labor Code, the assignment provisions in this paragraph (d), do not apply to Inventions for which no equipment, supplies, facility, or trade secret information of the Company was used, which were developed entirely on the Executive's own time, and (i) which do not relate (a) to the business of the Company or (b) to the Company's actual or demonstrably anticipated research or development or (ii) which do not result from any work performed by the Executive for the Company. The Executive has identified on Schedule I hereto all inventions or improvements relevant to the subject matter of the Executive's employment hereunder which have been made or conceived or first reduced to practice by the Executive alone or jointly with others prior to the date hereof which the Executive desires to remove from the operation of this Agreement; and the Executive represents that such list is complete. If there is no such list on Schedule I, the Executive represents that he has made no such inventions and improvements as of the date hereof.

(e)
For purposes of this Agreement, "Inventions" shall mean all improvements, inventions, formulae, processes, techniques, know-how and data whether or not patentable, made or conceived or reduced to practice or learned by the Executive, either alone or jointly with others, during the Executive's employment hereunder which are related to or useful in the business of the Company, or result from tasks assigned to the Executive by the Company, or result from use of premises owned, leased or contracted for by the Company.

(f)	The Executive's obligations under this Section 10 shall survive the termination of the Term of Agreement.

11.	COVENANT NOT TO SOLICIT.

(a)
To protect the Confidential Information and other trade secrets of the Company, the Executive agrees, during the term of this Agreement and for a period of twelve months after the Executive's cessation of employment with the Company, not to solicit or participate in or assist in any way in the solicitation of any employees or consultants of the Company. For purposes of this covenant, "solicit" or "solicitation" means directly or indirectly influencing or attempting to influence employees or consultants of the Company to become employed with any other person, partnership, firm, corporation or other entity. The Executive agrees that the covenants contained in this Section 11 are reasonable and desirable to protect the Confidential Information of the Company.

(b)
It is the intent and desire of the Executive and the Company that the restrictive provisions of this Section 11 be enforced to the fullest extent permissible under the laws and public policies as applied in each jurisdiction in which enforcement is sought. If any particular provision of this Section 11 shall be determined to be invalid or unenforceable, such covenant shall be amended, without any action on the part of either party hereto, to delete therefrom the portion so determined to be invalid or unenforceable, such deletion to apply only with respect to the operation of such covenant in the particular jurisdiction in which such adjudication is made.

(c)	The Executive's obligations under this Section 11 shall survive the termination of the Term of Agreement.

12.
REMEDIES FOR BREACH OF OBLIGATIONS UNDER SECTIONS 10 OR 11 HEREOF. The Executive acknowledges that the Company will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if the Executive breaches his obligations under Sections 10 or 11 hereof. Accordingly, the Executive agrees that the Company will be entitled, in addition to any other available remedies, to seek injunctive relief against any breach or prospective breach by the Executive of his obligations under Sections 10 or 11 hereof. The Company shall seek such relief in any Federal or state court where venue would be appropriate based upon the Executive's principal residence or his principal place of business, or, at the Company's election, in any other state in which the Executive maintains his principal residence or his principal place of business as provided for in Section 13(j) below. The Executive hereby submits to the non-exclusive jurisdiction of all those courts for the purposes of any actions or proceedings instituted by the Company to obtain that injunctive relief, and the Executive agrees that process in any or all of those actions or proceedings may be served by registered mail, addressed to the last address provided by the Executive to the Company, or in any other manner authorized by law. Notice in such proceedings shall be given in the manner required by law. The Executive further agrees that, in addition to any other remedies available to the Company by operation of law or otherwise, in the event the Executive willfully and materially breaches any of his obligations under Sections 10 or 11 hereof, he shall not be entitled to any amounts which may otherwise be payable under the terms of Sections 7(b), 7(c), 7(d) and 7(e) hereof and under the terms of the benefit plans of the Company in which he participates and to which he might otherwise then be entitled by virtue hereof. Nothing in Sections 10 or 11 shall operate as a diminution of the Executive's obligations under the Company's standard agreements pertaining to the subject matter of such sections.

13.	MISCELLANEOUS.

(a)	Successors and Assigns.

(i)
This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The term “the Company” as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise, or any entity employing the Executive which has spun off or split off from the Company; and

(ii)
Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the, laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representatives.

(b)
Non-exclusivity of Rights. Nothing in this Agreement will prevent or limit the Executive's continuing or future participation in any written benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, and nothing in this Agreement will limit or reduce such rights as the Executive may have under any other written agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries will be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

(c)
Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder will not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

(d)	Indemnification.

(i)
The Company agrees that if the Executive is made a party to or involved in, or is threatened to be made a party to or otherwise to be involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or any affiliate, or is, or was serving at the request of the Company or any affiliate as a director, officer, member, employee or agent of another corporation, limited liability corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company and each relevant against any and all liabilities, losses, expenses, judgments, penalties, fines and amounts reasonably paid in settlement in connection therewith, and shall be advanced reasonable expenses (including attorneys' fees) as and when incurred in connection therewith, to the fullest extent legally permitted or authorized by Company’s by-laws or, if greater, by the laws of the State of Nevada, as may be in effect from time to time. The rights conferred on the Executive by this Section 13 (d)(i) shall not be exclusive of any other rights which the Executive may have or hereafter acquire under any statute, the by-laws, agreement, vote of stockholders or disinterested directors, or otherwise. In this regard, the Executive shall have full discretion as to choice of counsel in all matters subject to indemnification under this Agreement. The indemnification and advancement of expenses provided for by this Section shall continue as to the Executive after he ceases to be a director, officer or employee and shall inure to the benefit of his heirs, executors and administrators, and shall survive any termination or non-renewal of this Agreement. In addition, the Executive shall also be entitled to indemnification from the Company on terms no less advantageous to the Executive as are provided to any officer or director of the Company; and

(ii)	For the Initial Term and thereafter, the Executive shall be covered by any directors' and officers' liability policy maintained by Employer from time to time.

(e)
Legal Counsel. The Executive acknowledges that he has had the opportunity to consult with legal counsel of his choice in connection with the drafting, negotiation and execution of this Agreement and related employment arrangements.

(f)
Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by Certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Chairman. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

(g)
Withholding. The Company shall be entitled to withhold the amount, if any, of all taxes of any applicable jurisdiction required to be withheld by an employer with respect to any amount paid to the Executive hereunder. The Company, in its sole and absolute discretion, shall make all determinations as to whether it is obligated to withhold any taxes hereunder and the amount hereof.

(h)
Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(i)
Arbitration. If any legally actionable dispute arises under this Agreement or otherwise which cannot be resolved by mutual discussion between the parties, then the Company and the Executive each agree to resolve that dispute by binding arbitration before an arbitrator experienced in employment law. Said arbitration will be conducted in accordance with the rules applicable to employment disputes of the Judicial Arbitration and Mediation Services ("JAMS") and the law applicable to the claim. The parties shall have 30 calendar days after notice of such arbitration has been given to attempt to agree on the selection of an arbitrator. In the event the parties are unable to agree in such time, JAMS will provide a list of nine available arbitrators and an arbitrator will be selected from such nine-member panel provided by JAMS by the parties alternately striking out one name of a potential arbitrator until only one name remains. The party entitled to strike an arbitrator first shall be selected by a toss of a coin. The parties agree that this agreement to arbitrate includes any such disputes that the Company may have against the Executive, or the Executive may have against the Company and/or its related entities and/or employees, arising out of or relating to this Agreement, or Executive's employment, or the Executive's termination, including, but not limited to, any claims of discrimination or harassment in violation of applicable law and any other aspect of the Executive's compensation, employment, or the Executive's termination. The parties further agree that arbitration as provided for in this Section 13(i) is the exclusive and binding remedy for any such dispute and will be used instead of any court action, which is hereby expressly waived, except for any request by either party for temporary or preliminary injunctive relief pending arbitration in accordance with applicable law or for breaches by the Executive of the Executive's obligations under Sections 10 or 11 above, or an administrative claim with an administrative agency. The parties agree that the arbitration provided herein shall be conducted in Orange County, California unless otherwise mutually agreed, or unless the Executive's primary place of employment is a different location. The Company shall pay the cost of any arbitration brought pursuant to this paragraph, including filing fees, administrative fees and the costs of the arbitrator, excluding, however, the filing fees of the Executive if he is the moving party to the extent such fees are equal to or less than those that would applicable to file a complaint in the Orange County Superior Court and the cost of representation of the Executive unless such cost is awarded in accordance with law or otherwise awarded by the arbitrators.

(j)
Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts executed in and to be performed entirely within such State, without giving effect to the conflict of law principles thereof.

(k)
No Conflicts. The Executive represents and warrants to the Company that he is not a party to, or otherwise bound by any agreement or arrangement (including, without limitation, any license, covenant, or commitment of any nature), or subject to any judgment, decree, or order of any court or administrative agency, that would conflict with or will be in conflict with, or in any way preclude, limit or inhibit the Executive's ability to execute this Agreement, or to carry out his duties and responsibilities hereunder.

(l)
Trade Secrets of Others. The Company acknowledges that the Executive, as a current and/or former employee or independent contractor of another company, may previously have been privy to trade secrets and/or confidential information of such other company, and may be under an obligation to such other company to maintain the confidentiality of such trade secrets or confidential information. Accordingly, to the extent the Executive is under such an obligation, the Executive shall not: (i) bring any records, notes, files, drawings, documents, plans and like items, provided to him in confidence by such other company, or any copies thereof, relating to or containing or disclosing confidential information or trade secrets of any such other company on the premises of the Company, or otherwise use such documents and items in the performance of services for the Company; or (ii) disclose any confidential information or trade secrets provided to the Executive in confidence by such other company to any other employee of the Company; provided, however, that this prohibition only applies to documents or information that the Executive obtained or learned before the beginning of his relationship with the Company.

(m)
Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

(n)
Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

THE COMPANY

COBALIS CORP.

By:	/s/ Radul Radovich
Name: Radul Radovich Its: Chairman of the Board

THE EXECUTIVE

By:	/s/ Chaslav Radovich
Name: Chaslav Radovich